UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

PPG Industries, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	412-434-3131

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2005, PPG Industries, Inc. (“PPG”) announced that Raymond W. LeBoeuf, Chairman of the Board of Directors and Chief Executive Officer, will retire on July 1, 2005. Assuming Mr. LeBoeuf is re-elected as a PPG director at PPG’s Annual Meeting of Shareholders scheduled for April 21, 2005, Mr. LeBoeuf will remain a director and Chairman of the Board of Directors until his retirement on July 1, 2005.

On March 31, 2005, PPG’s Board of Directors elected Charles E. Bunch, formerly President and Chief Operating Officer, as President and Chief Executive Officer effective immediately. Mr. Bunch was also elected as Chairman of the Board of Directors effective upon Mr. LeBoeuf’s retirement.

The press release attached hereto as Exhibit 99.1 is incorporated by reference herein in its entirety. The information required by Item 5.02(c) and not otherwise set forth above is contained in “Item 10. Directors and Executive Officers of the Registrant” of PPG’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2005, and under the captions “Election of Directors” and “Compensation of Executive Officers — Change in Control Arrangements” in PPG’s definitive Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Commission on March 4, 2005, and such information is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of PPG Industries, Inc. dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG Industries, Inc.
March 31, 2005	By:	William H. Hernandez
		Name:	William H. Hernandez
		Title:	Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description
99.1	Press Release of PPG Industries, Inc. dated March 31, 2005